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                                                                   Exhibit 4.8

             THRIFT-INCENTIVE PLAN (TIP) PAYOUT AUTHORIZATION FORM
               FOR AN EMPLOYEE TERMINATING SERVICE WITH THE BANK

            TIP/ESOP Administration, HA-00 1-800-291-PLAN (7526) or Northern Retirement Services 400 Perimeter Center Terrace NE Suite 850
                            Atlanta, GA 30346-1243


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Last                              First                        Middle

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Street

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City              State            Zip Code

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Daytime Phone (after termination)

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Signature                           Social Security #          Date

I.   TIP DISTRIBUTION CHOICES

     I understand that I will receive my distribution approximately five weeks after the end of the month following my official termination date, provided I return this form by the deadline stated below.

       ____ A. DISTRIBUTE the entire balance of my TIP account in CASH
               (NO SHARES).
       ____ B. DISTRIBUTE my Northern Trust Stock account in shares.
               DISTRIBUTE the balance of all other investment funds in my
               TIP account in cash.
       ____ C. PLACE my account balance IN A DEFERRED STATUS, DEFER PAYMENT TO
               THE EARLIER OF AGE 65 OR DEATH (only if the vested balance of your account is greater than $3,500). I understand that I may request payment sooner and that it will be paid approximately five weeks after the end of the month in which I make my request. I understand that any outstanding loan balance must be repaid or the loan balance will be considered taxable income.

II.  TIP TAX CHOICES
     - The taxable portion of your TIP Account is subject to an automatic 20% Federal income tax withholding on any amount that is not rolled over to an IRA or another Employer's Plan.
     - The after-tax portion of your account is not subject to tax withholding and cannot be rolled over to an IRA or another Employer's Plan.
     - If you do not return this form, and your balance is greater than $3,500, the 20 percent withholding will automatically apply to the taxable portion of your TIP distribution.

     Please see the enclosed Special Tax Notice on Distributions.
       ____ A. Distribute 100% of my balance, cash and any shares, payable to me. I understand 20% tax withholding will apply to the taxable portion of the distribution.
       ____ B. Direct Rollover 100% of the taxable portion of my balance, cash and any shares, to the IRA/Employer Plan below (any after-tax money will be payable to me).
       ____ C. Split my distribution between direct rollover and payable to me.
               I understand 20% tax withholding will apply to the taxableportion of my distribution made payable to me.

               ____ 1. Distribute only $___________ in cash to me. Direct rollover any remaining cash and shares to the IRA/Employer Plan below.

               ____ 2. Distribute only ___________ shares of stock to me. Direct rollover any remaining shares and all of my cash to the IRA/Employer Plan below.

DIRECT ROLLOVER MY CASH/SHARES TO:
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Rollover IRA           OR         Another Employer's Qualified Retirement Plan

Make check/shares payable and     Make check/shares payable and
mail directly to:                 mail directly to:

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Tax I.D.#:                        Tax I.D.#:
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Address:                          Address:
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Attn:                             Attn:
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If information is incomplete,     If information is incomplete,
the Distribution will not be      the Distribution will not be
processed.                        processed.

Account#:
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(optional)
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YOUR CHECK WILL BE MADE PAYABLE TO THIS IRA/EMPLOYER PLAN AND MAILED TO THEM
FOR DEPOSIT.